As filed with the Securities and Exchange Commission on March 16, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1033443

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2630 South Harbor Boulevard
Santa Ana, California 92704
(714) 327-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven W. Richards
Executive Vice President and Chief Financial Officer
TTM Technologies, Inc.
2630 South Harbor Boulevard
Santa Ana, California 92704
(714) 327-3000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Brian H. Blaney, Esq.
Brandon F. Lombardi, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000 (phone)
(602) 445-8100 (facsimile)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered(1)(2)	offering price per share(3)	aggregate offering price(3)	registration fee
Common Stock, par value $0.001 per share (4)	10,101,000	$9.30	$93,939,300	$6,698

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Consists of a portion of the 36,334,000 shares of common stock issued by the registrant to Meadville Holdings Limited upon the closing of the transactions contemplated by that certain Stock Purchase Agreement, dated as of November 16, 2009, among the registrant, TTM Technologies International, Inc., TTM Hong Kong Limited, Meadville Holdings Limited, and MTG Investment (BVI) Limited. The number of shares registered includes the maximum number of shares of the registrant’s common stock that may be sold pursuant to the dealing facility contemplated by the Sell-Down Registration Rights Agreement, dated December 23, 2009, between and among the registrant, the selling stockholder named in this registration statement, and MTG Investment (BVI) Limited.

(3)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices of the registrant’s common stock on March 15, 2010 as reported on the Nasdaq Global Select Market.

(4)	Such shares are being registered for resale from time to time by the selling stockholder.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2010
PROSPECTUS
10,101,000 Shares
Common Stock

     On November 16, 2009, we and certain of our subsidiaries entered into a stock purchase agreement (the “Purchase Agreement”) with Meadville Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (“Meadville”), and MTG Investment (BVI) Limited, a company incorporated under the laws of the British Virgin Islands (“MTG”) and a wholly owned subsidiary of Meadville, pursuant to which we agreed to acquire all of the issued and outstanding capital stock of four wholly owned subsidiaries of MTG (the “PCB Subsidiaries”) and their respective subsidiaries that comprise and operate Meadville’s printed circuit board business.
     Under the terms of the Purchase Agreement, on [•], 2010 we purchased all of the outstanding capital stock of the PCB Subsidiaries in exchange for $114,034,328 in cash and 36,334,000 shares of our common stock, plus our assumption of the outstanding debt of the PCB Subsidiaries, which we refer to as the “PCB Combination.” Under the terms of a sell down registration rights agreement we entered into with Meadville and MTG, we are required to file a registration statement to register all shares of our common stock to be sold in connection with a proposed “dealing facility” to be established by Meadville, under which the shareholders of Meadville who would otherwise receive shares of our common stock owned by Meadville through a special dividend effected by Meadville may elect to receive cash proceeds from Meadville’s resale of the shares. The cash payment from Meadville’s sale of our common stock is in lieu of the shares of our common stock that they would otherwise have been entitled to receive in Meadville’s special dividend. This prospectus relates to the resale, from time to time, of up to 10,101,000 shares of our common stock by Meadville, who is referred to herein as the selling stockholder, pursuant to the dealing facility.
     We expect that the selling stockholder’s sales made pursuant to this prospectus will be made
•	in broker’s transactions;

•	in block trades on the Nasdaq Global Select Market;

•	in transactions directly with market makers; or

•	in privately negotiated sales or otherwise.
     We will not receive any of the proceeds of sales of our shares of common stock by the selling stockholder. We will pay the expenses incurred to register the shares for resale. Any underwriting discounts or commissions, broker fees, and transfer taxes and stamp duties associated with the sale of our shares of common stock registered pursuant to this prospectus may be paid by the selling stockholder, or its affiliates, or by either of their designees, or by a purchaser of our shares of common stock on whose behalf such broker-dealer may act as agent.
     The selling stockholder will determine when it will sell its shares, and in all cases it will sell its shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling stockholder to deliver this prospectus to purchasers when it resells its shares of common stock.
     Our common stock is traded on the Nasdaq Global Select Market under the symbol “TTMI.” On March 15, 2010, the last reported sale price of our common stock on the Nasdaq Global Select Market was $9.11 per share.

     See “Risk Factors” on page 5 for a discussion of certain risk factors that should be considered by prospective purchasers of our common stock offered under this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [•], 2010.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
SELLING STOCKHOLDERS	6
PLAN OF DISTRIBUTION	6
LEGAL MATTERS	8
EXPERTS	8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
WHERE YOU CAN FIND MORE INFORMATION	10

     We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

i

PROSPECTUS SUMMARY
     The following summary does not contain all of the information that may be important to purchasers of our common stock. Prospective purchasers of common stock should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference into, this prospectus.
     Unless otherwise indicated or unless the context requires otherwise, all references in this document to “TTM,” “our company,” “we,” “us,” “our,” and similar names refer to TTM Technologies, Inc. and its subsidiaries.
The Company
Our Business
     We are a one-stop provider of time-critical and technologically complex printed circuit boards, or PCBs, and backplane assemblies, which serve as the foundation of sophisticated electronic products. We serve high-end commercial and aerospace/defense markets — including the networking/communications infrastructure, high-end computing, defense, and industrial/medical markets — which are characterized by high levels of complexity and moderate production volumes. Our customers include both original equipment manufacturers (OEMs), electronic manufacturing services (EMS) providers, and aerospace/defense companies. Our time-to-market and high technology focused manufacturing services enable our customers to reduce the time required to develop new products and bring them to market. As of the date of this prospectus we operate a total of [•] facilities, [•] of which are located in the United States and [•] of which are located in the People’s Republic of China, or PRC. We recently acquired [•] of our facilities in the PRC in the PCB Combination.
     On [•], 2010, we effected the PCB Combination, pursuant to which we acquired all of the issued and outstanding capital stock of the PCB Subsidiaries. The PCB Subsidiaries, together with their respective subsidiaries, engage in the business of manufacturing and distributing printed circuit boards, including circuit design, quick-turn-around services, and drilling and routing services. As a result of the PCB Combination, the PCB Subsidiaries are now indirect wholly owned subsidiaries of our company.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “TTMI.” We were originally incorporated in Washington in 1978 and reincorporated in Delaware in 2005. We maintain our executive offices at 2630 South Harbor Boulevard, Santa Ana, California 92704, and our main telephone number at that location is (714) 327-3000. We also maintain a website on the Internet at www.ttmtech.com. The information contained on our website does not constitute part of this proxy statement/prospectus. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are available without charge on our website at www.ttmtech.com/investors/investors.jsp as soon as reasonably practicable after they are filed electronically with the Securities and Exchange Commission, or SEC. Copies are also available without charge by (i) telephonic request by calling our Investor Relations Department at (714) 241-0303, (ii) e-mail request to investor@ttmtech.com, or (iii) a written request to TTM Technologies, Inc., Attention: Investor Relations, 2630 South Harbor Boulevard, Santa Ana, California 92704.
The TTM Solution
     We manufacture PCBs and backplane assemblies that satisfy all stages of an electronic product’s life cycle — from prototype to volume production. Key aspects of our solution include:
•	One-stop manufacturing solution. We offer a one-stop manufacturing solution to our customers through our specialized and integrated facilities, some of which focus on different stages of an electronic product’s life cycle. This one-stop solution allows us to provide a broad array of services and technologies to meet the rapidly evolving needs of our customers.

•	Quick-turn services. We deliver highly complex PCBs to customers in significantly compressed lead times. This rapid delivery service enables OEMs to develop sophisticated electronic products quickly and reduce their time to market. In addition, our quick-turn services provide us with an opportunity to cross-sell our other services, including high-mix and volume production in our targeted end markets.

•	Strong process and technology expertise. We deliver time-critical and highly complex manufacturing services through our advanced manufacturing processes and material and technology expertise. We regularly manufacture PCBs with layer counts in excess of 30 layers.

•	Aerospace/defense capabilities. We provide a comprehensive product offering in the aerospace/defense market and support customers with extensive PCB fabrication assembly and testing capabilities as well as exotic material and technology expertise.

•	Complementary backplane assembly. We provide backplane and sub-system assembly products as a natural extension of our commercial and aerospace/defense PCB offerings. This segment is a full service provider of complex backplane assembly, sub-system assembly, electro-mechanical integration, and design services.
Our Strategy
     Our goal is to be the leading provider of time-critical, one-stop manufacturing services for highly complex printed circuit boards and backplane assemblies. Key aspects of our strategy include:
•	Leveraging our one-stop manufacturing solution. Our quick-turn capabilities allow us to establish relationships with customers early in a product’s life cycle, giving us an advantage in securing preferred vendor status for subsequent ramp-to-volume and volume production opportunities. We also seek to gain quick-turn business from our existing ramp-to-volume and volume customers.

•	Using our quick-turn capabilities to attract new customers with high growth potential. Our time-to-market strategy focuses on the rapid introduction and short product life cycle of advanced electronic products. We continue to attract emerging companies to our facilities with quick-turn production capabilities and believe that our ability to rapidly and reliably respond to the critical time requirements of our customers provides us with a significant competitive advantage.

•	Continuing to improve our technological capabilities and manufacturing processes. We are consistently among the first to adopt new developments in printed circuit board manufacturing processes and technology. We continuously evaluate new manufacturing processes, materials, and technology to increase our capabilities and further reduce our delivery times, improve quality, increase yields, and decrease costs. We continue to invest in technologies that are required by the leading OEMs in the electronics industry.

•	Capitalizing on facility specialization to enhance operating efficiency. We utilize a facility specialization strategy in which each order is directed to the facility best suited to the customer’s particular delivery time, product complexity, and volume needs. Our plants use compatible technologies and manufacturing processes, allowing us generally to move orders easily between plants to optimize operating efficiency. This strategy provides customers with faster delivery times and enhanced product quality and consistency.

•	Expanding our presence in targeted markets through internal initiatives and selective acquisitions. We actively target technologies and business opportunities that enhance our competitive position in selected markets. Our 2006 acquisition of Tyco Printed Circuit Group and our 2010 acquisition of the PCB Subsidiaries exemplify our ability to successfully expand our business into desirable markets, such as the aerospace/defense market. Similarly, our acquisition of the PCB Subsidiaries was intended to broaden our product line offering, capture incremental high-volume business from existing and new customers, expand and diversify our customer base and end markets, and enable us to create a one stop global business solution for our customers. We intend to pursue high-end commercial and defense customers that demand flexible and advanced manufacturing processes, expertise with high-performance specialty materials, and other high-mix and complex technologies. In addition, we regularly evaluate and pursue internal initiatives aimed at adding new customers and better serving existing customers within our markets.

Our Customers and Market
     Our customers include both OEMs and EMS companies that primarily serve the networking/communications, aerospace/defense, high-end computing, and industrial/medical end markets of the electronics industry. We measure customers as those companies that have placed at least two orders in the preceding 12-month period. As of December 31, 2009 and 2008, without taking into account the acquisition of the PCB Subsidiaries, we had approximately 700 and 860 customers, respectively.
     The following table shows the percentage of our net sales in each of the principal end markets we served for the periods indicated, before taking into account our acquisition of the PCB Subsidiaries:

End Markets(1)	2009	2008	2007
Aerospace/Defense	44%	37%	30%
Networking/Communications	36	40	42
Computing/Storage/Peripherals	11	12	14
Medical/Industrial/Instrumentation/Other	9	11	14

Total:	100%	100%	100%

(1)	Sales to EMS companies are classified by the end markets of their OEM customers.
     Sales attributable to our five largest OEM customers, which can vary from year to year, accounted for 34%, 29%, and 24% of our net sales in 2009, 2008, and 2007, respectively. This increase in our customer concentration reflects a general trend of consolidation in the industries we serve. Our five largest OEM customers in 2009 were, in alphabetical order, Cisco Systems, Huawei, Juniper Networks, Northrop Grumman, and Raytheon. Sales attributed to OEMs include sales made through EMS providers. Sales to EMS providers comprised approximately 47%, 52%, and 53% of our net sales in 2009, 2008, and 2007, respectively. Although our contractual relationships are with the EMS companies, we typically negotiate price and volume requirements directly with the OEMs. In addition, we are on the approved vendor lists of several of our EMS providers, which allows us to be awarded additional discretionary orders. Our five largest EMS customers in 2009 were, in alphabetical order, Celestica, Flextronics, Hon Hai, Jabil, and Plexus. For the year ended December 31, 2009 and 2007, there were no customers which accounted for 10%, or greater, of our net sales. For the year ended December 31, 2008, one PCB manufacturing segment customer, Flextronics, accounted for 12% of our net sales. The foregoing are before taking into account our acquisition of the PCB Subsidiaries.
     During 2009, 2008, and 2007, our net sales by country, before taking into account our acquisition of the PCB Subsidiaries, were as follows:

Country	2009	2008	2007
United States	74%	74%	75%
China	16	12	9
Malaysia	5	5	6
Other	5	9	10

Total:	100%	100%	100%

Net sales to other countries, individually, for the years ended December 31, 2009, 2008, and 2007 did not exceed 10% of total net sales.
     Our marketing strategy focuses on building long-term relationships with our customers’ engineering and new product introduction personnel early in the product development phase. As the product moves from the prototype stage through ramp-to-volume and volume production, we shift our focus to the customers’ procurement departments in order to capture sales at each point in the product’s life cycle.
     Our staff of engineers, sales support personnel, and managers assist our sales representatives in advising customers with respect to manufacturing feasibility, design review, and technological capabilities through direct communication and visits. We combine our sales efforts with customer service at each facility to better serve our customers. Each large customer is typically assigned an account manager to coordinate all of the company’s services across all its facilities. Additionally, the largest and most strategic customers are also supported by selected program management and engineering resources. Our sales force is comprised of direct salespeople, complemented by a large force of commission-based, independent representatives.
     Our international sales force services customers throughout North America, Europe, and Asia. We believe our international reach enables us to access new customers and allows us to better serve existing customers.
The Offering

Common stock offered by the selling stockholder	Up to 10,101,000 shares

Use of proceeds	We will not receive any of the proceeds from sales of common stock by the selling stockholder.

Nasdaq Global Select Market symbol	TTMI

RISK FACTORS
     Investing in our common stock involves certain risks. Please see the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009 and in our proxy statement/prospectus filed with the SEC on February 10, 2010, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. These forward-looking statements include all matters that are not historical facts. This prospectus and the documents incorporated by reference contain these types of statements. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “will,” or “should” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements.
     These forward-looking statements involve certain known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following factors:
•	the effects of economic cycles and fluctuations in the worldwide demand for electronic products;

•	our ability to successfully integrate our acquisitions;

•	our ability to repay our debt obligations as they come due; and

•	our reliance on a relatively small number of OEMs for a large portion of our net sales.
     See also the section entitled “Risk Factors” in this prospectus and the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our proxy statement/prospectus filed with the SEC on February 10, 2010. These risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact that these factors will have on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
     Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and any risk resulting from such uncertainty in connection with any forward-looking statement that may be made herein. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus in the case of forward-looking statements made in those incorporated documents. You should carefully review this prospectus in its entirety, and the consolidated financial statements and the accompanying notes thereto, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in the Form 8-K we filed with the SEC on [•], 2010, both of which are incorporated by reference herein, and the risks described in the section entitled “Risk Factors” in this prospectus. Except for our ongoing obligation to disclose material information under U.S. federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events, or to report the occurrence of unanticipated events.
     We expressly qualify in their entirety all forward-looking statements attributable to us, Meadville, the PCB Subsidiaries, or the combined company, or any person acting on their behalf, by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
     We will not receive any of the proceeds from sales of shares of our common stock by the selling stockholder.
SELLING STOCKHOLDERS
     Upon completion of the PCB Combination, we issued 36,334,000 shares of our common stock to the selling stockholder pursuant to the Purchase Agreement. This prospectus relates to the resale, from time to time, of up to 10,101,000 shares of our common stock acquired by the selling stockholder.
     The following table sets forth (1) the name of the selling stockholder, (2) the number of shares of common stock beneficially owned by the selling stockholder that may be offered by the selling stockholder under this prospectus, and (3) the number of shares of common stock beneficially owned by the selling stockholder upon completion of this offering. Such information was obtained from the selling stockholder but has not been independently verified by us.

Shares
	Shares Beneficially			Beneficially
	Owned Prior to		Shares Being	Owned After
	Offering (1)		Registered	Offering (2)(3)
Name of Selling Stockholder	Number	Percent	for Sale (2)	Number	Percent
Meadville Holdings Limited	36,334,000	45.5%	10,101,000	—	0.0%

(1)	The percentage shown is calculated based on 79,912,053 shares of our common stock outstanding on March 15, 2010 and assumes the issuance of 36,334,000 shares of our common stock to the selling stockholder on that date. As of that date, 43,578,053 shares of our common stock were outstanding without taking into account the 36,334,000 shares to be issued to the selling stockholder in the PCB Combination.

(2)	We have no assurance that the selling stockholder will sell all of the shares of common stock being registered for sale. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares covered by this prospectus upon completion of the offering.

(3)	At or about the time of sale of the shares of our common stock by the selling stockholder pursuant to the dealing facility, we anticipate that Meadville will have made a special dividend to its shareholders or their transferees of all of the shares of our common stock owned by Meadville.
PLAN OF DISTRIBUTION
     The shares of our common stock issued to the selling stockholder pursuant to the Purchase Agreement may be (i) distributed by the selling stockholder to holders of the selling stockholder’s shares, or (ii) sold by the selling stockholder or purchasers, transferees, donees, pledgees, or other successors in interest, directly or through brokers, dealers, agents, or underwriters who may receive compensation in the form of discounts, commissions, or similar selling expenses paid by the selling stockholder or its affiliates, or by a purchaser of the shares on whose behalf such broker-dealer may act as agent. Sales and transfers of shares of our common stock may be effected from time to time in one or more transactions, in private or public transactions, on the Nasdaq Global Market, in the over-the-counter market, in negotiated transactions, or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration, or by any other legally available means. Any or all of the shares of our common stock may be sold by the selling stockholder from time to time by means of:
•	a sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

•	a block trade, in which the selling stockholder or a broker or dealer attempts to sell shares of our common stock as agent but may position and resell a portion of shares of our common stock as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

•	the writing (sale) of put or call options on shares of our common stock;

•	the pledging of shares of our common stock as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, the disposition of shares of our common stock by the lender thereunder;

•	an exchange distribution in accordance with the rules of the applicable stock exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	a combination of any such methods of sale; and

•	any other legally available means.
     The selling stockholder and any broker-dealers who participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any discounts, commissions, or similar selling expenses they receive and any profit on the shares acquired by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     Shares of our common stock covered by this prospectus may become qualified for sale under Section 4(1) of the Securities Act or Rules 144 or 145 promulgated thereunder, whereupon they may be sold pursuant to such provisions rather than pursuant to this prospectus.
     If the selling stockholder effects such transactions by selling common stock to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge the shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling stockholder and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the sell-down registration rights agreement, estimated to be $50,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. Any underwriting discounts or commissions, broker fees, and transfer taxes and stamp duties associated with the sale of our shares of common stock registered pursuant to this prospectus may be paid by the selling stockholder, or its affiliates, or by either of their designees, or by a purchaser of our shares of common stock on whose behalf such broker-dealer may act as agent. We will indemnify the selling stockholder and certain of its affiliates against liabilities, including some liabilities under the Securities Act, in accordance with the sell-down registration rights agreement. We may be indemnified by underwriters used to sell the shares of our common stock against liabilities that may arise from any written information furnished to us by such underwriter specifically for use in this prospectus, in accordance with the sell-down registration rights agreement.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of the purchasers other than our affiliates.
Indemnification for Securities Act Liabilities
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
LEGAL MATTERS
     The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.
EXPERTS
     Our consolidated financial statements and schedule as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements of TTM Technologies, Inc. and subsidiaries refers to a change in method of accounting for uncertainties in income taxes effective January 1, 2007, due to the adoption of Financial Accounting Standards Board (FASB) Interpretation 48, “Accounting for Uncertainty in Income Taxes,” included in ASC Subtopic 740-10, “Income Taxes—Overall,” and a change in method of accounting for convertible debt instrument effective January 1, 2009, due to the adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” included in ASC

Subtopic 470-20, “Debt with Conversion and Other Options,” and the consolidated financial statements have been adjusted for the retrospective application of this standard.
     The audited historical combined financial statements of the Printed Circuit Board Business of Meadville Holdings Limited as of December 31, 2006, 2007, 2008 and September 30, 2009 and for each of the three years in the period ended December 31, 2008 and for the nine months ended September 30, 2009 incorporated into this registration statement by reference to our Proxy Statement/Prospectus dated February 10, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
     We incorporate by reference into this prospectus the following documents (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 15, 2010.
•	Current Report on Form 8-K filed with the SEC on February 2, 2010.

•	Current Report on Form 8-K filed with the SEC on March 15, 2010.

•	Current Report on Form 8-K filed with the SEC on [•], 2010.

•	The following sections of our Proxy Statement/Prospectus dated February 10, 2010 and filed with the SEC on February 10, 2010:
•	Summary;

•	Risk Factors;

•	The PCB Combination;

•	The Stock Purchase Agreement and Related Agreements;

•	Unaudited Pro Forma Condensed Combined Financial Statements;

•	Information Regarding Meadville’s PCB Operations and the PCB Subsidiaries;

•	Certain Relationships and Related Party Transactions of Meadville;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the PCB Business of Meadville; and

•	Financial Statements of the Printed Circuit Board Business of Meadville Holdings Limited (beginning on page F-1).
•	The description of our common stock contained in our registration statement on Form 8-A (Registration No. 000-31285) filed on August 8, 2000, as amended by Form 8-A/A filed on August 31, 2005, including any amendments or reports filed for the purpose of updating that description.

•	All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

     You may request a copy of these filings at no cost by writing or telephoning us as follows:
TTM Technologies, Inc.
2630 South Harbor Boulevard
Santa Ana, CA 92704
(714) 241-0303
Attention: Investor Relations
     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any other document that is subsequently filed with the SEC and incorporated by reference modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any documents previously incorporated by reference have been modified or superseded.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports with the SEC, which we make available on our website, www.ttmtech.com, free of charge. Copies are also available without charge by (1) telephonic request by calling our Investor Relations Department at (714) 241-0303, (2) e-mail request to investor@ttmtech.com, or (3) a written request to TTM Technologies, Inc., Attention: Investor Relations, 2630 South Harbor Boulevard, Santa Ana, California 92704. These reports include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to such reports, each of which is provided on our website as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. You can also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.
     We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room or on the SEC’s website, www.sec.gov.

10,101,000 Shares
COMMON STOCK

PROSPECTUS

[•], 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by us in connection with the offering described in the Registration Statement. We are paying all of the selling stockholder’s expenses related to this offering, except that the selling stockholder, its affiliates, or its designees, or the purchasers of the shares offered by this prospectus, will pay any applicable underwriting discounts, concessions, and brokerage commissions. All amounts shown are estimates except for the SEC registration fee.

Amount
to be paid
SEC Registration Fee	$6,698
Accountants’ Fees and Expenses	6,000
Legal Fees and Expenses	25,000
Printing and Engraving Expenses	10,000
Miscellaneous Fees	2,302

Total:	$50,000

Item 15. Indemnification of Directors and Officers.
     Limitation on liability of directors
     Our Certificate of Incorporation eliminates the personal liability of our directors to our company and its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as it may be amended after the date of this proxy statement/prospectus. In addition, our Certificate of Incorporation provides that any future repeal or amendment of its terms will not adversely affect any rights of directors existing under the certificate of incorporation with respect to acts or omissions occurring prior to such repeal or amendment. We have also entered into indemnification agreements with our directors and executive officers.
     Under Delaware law as in effect on the date of this registration statement, our directors remain liable for the following:
•	any breach of their duty of loyalty to our company and its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which a director derives an improper personal benefit; and

•	any unlawful payment of dividend or unlawful stock purchase or redemption.
     The provisions in our Certificate of Incorporation that eliminate liability as described above will apply to our officers if they are also directors of our company and are acting in their capacity as directors and will not apply to our officers who are not directors or who are not acting in their capacity as directors.
     Indemnification
     The Delaware General Corporation Law contains provisions permitting and, in some situations, requiring Delaware corporations to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. In addition, we have adopted provisions in our Certificate of Incorporation and Second Amended and Restated Bylaws and entered into indemnification agreements that require us to indemnify the directors, executive officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification includes advancement of reasonable expenses in certain circumstances.
     The Delaware General Corporation Law permits indemnification of a director of a Delaware corporation, in the case of a third-party action, if the director
•	conducted himself or herself in good faith; and

•	reasonably believed that
•	his or her conduct was in, or not opposed to, the corporation’s best interests, or

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
     The Delaware General Corporation Law further provides for mandatory indemnification of directors and officers who are wholly successful on the merits or otherwise in litigation. The Delaware General Corporation Law limits the indemnification that a corporation may provide to its directors in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his or her improper receipt of a personal benefit.
     Indemnification for Securities Act liabilities
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.

Exhibit
Number	Exhibit

2.1	Form of Plan of Reorganization (1)

2.2
Stock and Asset Purchase Agreement by and among Tyco Printed Circuit Group LP, Tyco Electronics Corporation, Raychem International, Tyco Kappa Limited, Tyco Electronics Logistics AG, and TTM (Ozarks) Acquisition, Inc. dated as of August 1, 2006 (2)

2.3
Stock Purchase Agreement, dated November 16, 2009, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, TTM Technologies, Inc., TTM Technologies International, Inc., and TTM Hong Kong Limited (3)

4.1	Form of Registrant’s common stock certificate (4)

4.2	Indenture, dated as of May 14, 2008, between TTM Technologies, Inc. and American Stock Transfer and Trust Company (5)

4.3	Supplemental Indenture, dated as of May 14, 2008, between TTM Technologies, Inc. and American Stock Transfer and Trust Company (5)

4.4	Sell-Down Registration Rights Agreement, dated December 23, 2009, between TTM Technologies, Inc., Meadville Holdings Limited, and MTG Investment (BVI) Limited (6)

5.1*	Opinion of Greenberg Traurig, LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers, independent accountants

Exhibit
Number	Exhibit

23.3*	Consent of Greenberg Traurig, LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

*	To be filed by amendment.

(1)	Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 33-39906) declared effective September 20, 2000.

(2)	Incorporated by reference to the Registrant’s Form 10-Q as filed with the Commission on August 14, 2006.

(3)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on November 16, 2009.

(4)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on August 30, 2005.

(5)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on May 14, 2008.

(6)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on December 23, 2009.
Item 17. Undertakings.
          A. The undersigned registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
                    (i) If the registrant is relying on Rule 430B:
                              (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                              (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
                    (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on March 16, 2010.

TTM Technologies, Inc.
By:	/s/ Kenton K. Alder
Kenton K. Alder
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Kenton K. Alder and Steven W. Richards, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Kenton K. Alder Kenton K. Alder	President, Chief Executive Officer (Principal Executive Officer), and Director	March 16, 2010

/s/ Steven W. Richards Steven W. Richards	Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 16, 2010

/s/ Robert E. Klatell Robert E. Klatell	Chairman of the Board	March 16, 2010

/s/ Thomas T. Edman Thomas T. Edman	Director	March 16, 2010

/s/ James K. Bass James K. Bass	Director	March 16, 2010

/s/ Richard P. Beck Richard P. Beck	Director	March 16, 2010

/s/ John G. Mayer John G. Mayer	Director	March 16, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit

2.1	Form of Plan of Reorganization (1)

2.2
Stock and Asset Purchase Agreement by and among Tyco Printed Circuit Group LP, Tyco Electronics Corporation, Raychem International, Tyco Kappa Limited, Tyco Electronics Logistics AG, and TTM (Ozarks) Acquisition, Inc. dated as of August 1, 2006 (2)

2.3
Stock Purchase Agreement, dated November 16, 2009, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, TTM Technologies, Inc., TTM Technologies International, Inc., and TTM Hong Kong Limited (3)

4.1	Form of Registrant’s common stock certificate (4)

4.2	Indenture, dated as of May 14, 2008, between TTM Technologies, Inc. and American Stock Transfer and Trust Company (5)

4.3	Supplemental Indenture, dated as of May 14, 2008, between TTM Technologies, Inc. and American Stock Transfer and Trust Company (5)

4.4	Sell-Down Registration Rights Agreement, dated December 23, 2009, between TTM Technologies, Inc., Meadville Holdings Limited, and MTG Investment (BVI) Limited (6)

5.1*	Opinion of Greenberg Traurig, LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers, independent accountants

23.3*	Consent of Greenberg Traurig, LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

*	To be filed by amendment.

(1)	Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 33-39906) declared effective September 20, 2000.

(2)	Incorporated by reference to the Registrant’s Form 10-Q as filed with the Commission on August 14, 2006.

(3)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on November 16, 2009.

(4)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on August 30, 2005.

(5)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on May 14, 2008.

(6)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on December 23, 2009.